EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Wednesday, August 31, 2005	Rich Sheffer (952) 887-3753

DONALDSON COMPANY RESPONDS TO FEDERAL CIRCUIT COURT DECISION

        MINNEAPOLIS, MN – August 31, 2005 – Donaldson Company, Inc. (NYSE:DCI) announced today the outcome of an appeal to the United States Court of Appeals for the Federal Circuit on the previously disclosed patent litigation between Donaldson and Engineered Products Company, Inc.  On August 31, 2005, the Court reduced the damages previously awarded against Donaldson from $15.8 million to $11.5 million.  The Court sent the award of $2 million in costs and attorney’s fees back to the trial court for reconsideration based on its decision.  The Court also sent the award of $1.1 million in pre-judgment interest, plus additional post-judgment interest back to the trial court to be recalculated based on the reduced damages award.

        Donaldson intends to review the decision and evaluate its options.  As detailed in the Company’s Form 10-Q for the third quarter of Fiscal Year 2005, the Company has established a reserve for this case.  The Company will increase the reserve for the fourth quarter of Fiscal Year 2005 and will determine the specific amount of the increase after an analysis of the Court’s decision.

About Donaldson Company, Inc.

        Donaldson is a leading worldwide provider of filtration systems and replacement parts.  Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development.  Donaldson serves customers in the diesel engine and industrial markets including in-plant air cleaning, compressed air and gas purification, power generation, disk drive filtration, off-road equipment and trucks.  Our 11,000 employees contribute to the company’s success at over 30 manufacturing locations around the world.  Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the NYSE under the symbol DCI.  Additional company information is available at www.donaldson.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

        The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation.  This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company’s current views with respect to future events and financial performance but involve uncertainties that could significantly impact results.  The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “outlook,” “plan,” “promises,” “project,” “should,” “will be” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Act.

        The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with:  currency fluctuations,

Donaldson Company, Inc.
August 31, 2005

commodity prices, world economic factors, political factors, the company’s international operations, including production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand, cancellations of orders, litigation, integration of acquisitions, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls.  For a more detailed explanation, see the company’s 2004 Form 10-K filed with the Securities and Exchange Commission.  The company wishes to caution investors that new factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company’s views as of the date the statement is made.  The company undertakes no obligation to publicly update or revise any forward-looking statements.

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